UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 15, 2005
METROCORP BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Texas	0-25141	76-0579161
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

9600 Bellaire Boulevard, Suite 252
Houston, Texas	77036
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 776-3876
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Employment Agreement - Mitchell W. Kitayama
News Release

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Metrocorp Bancshares, Inc., a Texas corporation (the “Company”), the parent company of MetroBank, N.A., Houston, Texas, announced on July 15, 2005 that Mitchell Kitayama joined the Company as Executive Vice President. Mr. Kitayama has over 24 years of experience in the financial services industry, serving as Treasurer at First American Bank, SSB, Bryan, Texas; CoEast Savings Bank, Richmond, Virginia; Goldome Realty Credit Corp., Buffalo, New York and First Federal Savings & Loan, Austin, Texas. Most recently, Mr. Kitayama served as Senior Vice President and Treasurer with East West Bank in San Marino, California.
     Effective as of July 15, 2005, the Company entered into an employment agreement with Mr. Kitayama. Pursuant to the employment agreement, Mr. Kitayama will serve as Executive Vice President of the Company.
     Pursuant to the employment agreement, Mr. Kitayama’s base annual salary is $180,000 and he will be eligible to receive annual performance bonuses under the Company’s bonus program applicable to the Company’s other executive vice presidents. In addition, Mr. Kitayama will receive a one-time starting bonus of $75,000 and a one-time performance bonus of $25,000 at the end of one complete quarter following the effective time of the Company’s pending acquisition of First United Bank. The Company has agreed to grant Mr. Kitayama options to purchase 25,000 shares of the Company’s common stock pursuant to the Company’s 1998 Stock Incentive Plan.
     The employment agreement is for a term of three years, subject to renewal, unless terminated in accordance with its terms. The employment agreement provides that if Mr. Kitayama is terminated without cause or if Mr. Kitayama terminates his employment for good reason (as defined in the employment agreement) within one year following a change in control (as defined in the employment agreement), Mr. Kitayama will be entitled to receive from the Company (i) a lump sum payment representing all compensation and benefits earned by Mr. Kitayama and unpaid as of the date of termination and (ii) a lump sum payment equal to the greater of (a) eighteen months base salary at the highest rate earned at any time during the twelve months immediately preceding the termination or (b) the remainder of the base salary due to Mr. Kitayama from the date of termination through the term of the employment agreement. If Mr. Kitayama is terminated without cause or if he terminates his employment for good reason other than within one year following a change in control, Mr. Kitayama will be entitled to receive from the Company the greater of (a) a lump sum payment of eighteen months base salary at the highest rate earned at any time during the twelve months immediately preceding the termination or (b) continuation of the base salary, or a lump sum payment, at Mr. Kitayama’s option, from the date of termination through the term of the employment agreement.
     Further, in the event of termination of Mr. Kitayama for cause or as a result of disability or death, Mr. Kitayama, or his legal representatives in the case of death, will be entitled to receive from the Company a lump sum payment representing all compensation and benefits earned by Mr. Kitayama and unpaid as of the date of termination.

     The employment agreement contains non-competition and non-solicitation restrictions during the term of the agreement and for a period of one-year following the termination of Mr. Kitayama’s employment with the Company.
     The foregoing summary of the employment agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference. The news release announcing the appointment of Mr. Kitayama is included as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits. The following are filed as exhibits to this Current Report on Form 8-K:

Exhibit
Number	Description of Exhibit

10.1	Employment Agreement between the Company and Mitchell W. Kitayama

99.1	News Release issued by the Company dated July 15, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROCORP BANCSHARES, INC.
(Registrant)

Dated: July 21, 2005	By:	/s/ David Choi

David Choi
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.1	Employment Agreement between the Company and Mitchell W. Kitayama

99.1	News Release issued by the Company dated July 15, 2005